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                                                                   EXHIBIT 10.35


                       THIRD AMENDMENT TO LEASE AGREEMENT

This Third Amendment to Lease Agreement (the "Amendment") is made and entered into as of May 7, 1999, by and between AMB Property, L.P., a Delaware limited partnership ("Landlord"), and PharmChem Laboratories, Inc., a California corporation ("Tenant"), with reference to the following facts.

                                    RECITALS

A. Lincoln Menlo Associates Limited, a California limited partnership and Tenant have entered into that certain Lease Agreement dated as of June 28, 1993 as subsequently amended on December 28, 1993 (First Amendment) and December 20, 1995 (Second Amendment), hereinafter collectively the "Lease") for the leasing of certain premises consisting of approximately 11,925 rentable square feet located at 1275 Hamilton Court, Menlo Park, California (the "Premises") as such Premises are more fully described in the Lease.

B.      Lincoln has assigned its interest to Landlord.

C. Landlord and Tenant now wish to amend the Lease to provide for, among other things, the extension of the Term of the Lease, all upon and subject to each of the terms, conditions, and provisions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Landlord and Tenant agree as follows:

        1. Recitals: Landlord and Tenant agree that the above recitals are true and correct and are hereby incorporated herein as though set forth in full.

        2. Term: The Term of the Lease shall be extended from July 1, 1999 to June 30, 2006 (the "Extended Term").

        3. Base Rent: The Basic Lease Information and Section 3 of the Lease are hereby modified to provide that during the Extended Term of the Lease the monthly Base Rent payable by Tenant to Landlord, in accordance with the provisions of Section 3 of the Lease shall be in accordance with the following schedule:

                      Period                       Monthly Base Rent
                      ------                       -----------------
                      07/01/99 - 06/30/01          $7,155.00
                      07/01/01 - 02/28/03          $7,751.00
                      03/01/03 - 10/31/04          $8,109.00
                      11/01/04 - 06/03/06          $8,467.00

        4. Condition of Premises: Tenant acknowledges and agrees that its possession of the Premises after July 1, 1999 is a continuation of Tenant's possession of the Premises under the Lease. Tenant is familiar with the condition of the Premises, and agrees to accept the Premises in their existing condition "AS IS", without any obligation of Landlord to remodel, improve or alter the Premises, to perform any other construction or work of improvement upon the Premises, or to provide Tenant with any construction or refurbishing allowance. As of the date of this Amendment, Tenant represents and warrants to Landlord that Tenant is not aware of any dangerous conditions or other defects existing in or about the Premises or the Building, and that unless Tenant provides Landlord with written notice to the contrary prior to June 30, 1999 such representation and warranty shall be true as if the same were made on such date.

        5. Brokers: Tenant warrants that it has had no dealing with any real estate broker or agent in connection with the negotiation of this Amendment whose commission shall be payable by Landlord. If Tenant has dealt with any person, real estate broker or agent with respect to this Amendment, Tenant shall be solely responsible for the payment of any fee due to said person or firm, and Tenant shall hold Landlord free and harmless against any liability with respect thereto, including attorneys' fees and costs.



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        6.      Right to Terminate: Subject to the limitations and conditions set forth herein, Tenant shall have a right to terminate the Lease ("Termination Option") effective as of May 31, 2001 ("Termination Date"). If Landlord does not receive written notice from Tenant of its exercise of this Termination Option prior to August 31, 2000 all rights under this Termination Option shall automatically terminate and shall be of no further force or effect. Tenant's exercise of the Termination Option shall be subject to the following terms and conditions (collectively the "Termination Conditions"): (1) Tenant shall provide to Landlord a termination fee of thirty-eight thousand three hundred fifty and 00/100 ($38,350.00) along with Tenant's timely written notice of exercise of the Termination Option; (2) Tenant shall be liable for performance of all obligations required to be performed by Tenant under the Lease, as and when such obligations are required to be performed under the Lease through the Termination Date; and (3) Tenant shall vacate and surrender the Premises as of the Termination Date in accordance with the provisions of the Lease.

                If Tenant exercises the Termination Option, upon termination of the Lease, the vacation and surrender of the Premises by Tenant, and satisfaction of the Termination Conditions (above) of this Agreement, Landlord and Tenant shall have no further rights, obligations or claims with respect to each other arising from this Agreement or the Lease, except for those obligations of Tenant under the Lease which are expressly required to survive and continue after the termination or expiration of the Lease. Tenant and Landlord hereby acknowledge and agree that certain obligations of Tenant survive the termination or expiration of the Lease, pursuant to the terms and provisions of the Lease, and the parties further agree that it is the intention of Tenant and Landlord that this Agreement not affect such ongoing obligations of Tenant.

        7. Effect of Amendment: Except as modified herein, the terms and conditions of the Lease shall remain unmodified and continue in full force and effect. In the event of any conflict between the terms and conditions of the lease and this Amendment, the terms and conditions of this Amendment shall prevail.

        8. Definitions: Unless otherwise defined in this Amendment, all terms not defined in this Amendment shall have the meaning set forth in the Lease.

        9. Authority: Subject to the provisions of the Lease, this Amendment shall be binding upon and inure to the benefit of the parties hereto, their respective heirs, legal representatives, successors and assigns. Each party hereto and the persons signing below warrant that the person signing below on such party's behalf is authorized to do so and to bind such party to the terms of this Amendment.

        10. The terms and provisions of the Lease are hereby incorporated in this Amendment.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date and year first above written.

TENANT:

PharmChem Laboratories, Inc.,
a California corporation

By: /S/ JOE HALLIGAN
   -------------------------------

Its: CEO
   -------------------------------

Date: 6/3/1999
     -----------------------------

LANDLORD:

AMB Property L.P.,
a Delaware limited partnership
By AMB Property Corporation, its General Partner

By: /S/ GAYLE STARR
   -------------------------------
   Vice President

Date: 6/12/99
   -------------------------------



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